UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 23, 2012

CYBERDEFENDER CORPORATION

(Exact name of Company as specified in Charter)

Delaware	333-138430	65-1205833
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

617 West 7th Street, Suite 1000

Los Angeles, California 90017

 (Address of Principal Executive Offices)

213-689-8631

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 3.01(a) Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 23, 2012, CyberDefender Corporation (the “Company”) received a letter from the staff of the Listings Qualifications Department of The Nasdaq Stock Market LLC (the “Staff”) stating that, because the Company has filed a petition pursuant to Chapter 11 of the Bankruptcy Code, the Staff has determined, in accordance with Listing Rules 5101, 5110(b) and IM-5101-1, that the Company’s securities will be delisted from The Nasdaq Stock Market (the “Letter”).

The Letter also states that, on August 24, 2011, the Staff notified the Company that: (i) the market value of the Company’s listed securities had been below the minimum $50,000,000 required for continued listing as set forth in Listing Rule 5450(b)(2)(A) for the previous ten consecutive trading days; (ii) in accordance with Listing Rule 5810(c)(3)(C), the Company was provided with 180 calendar days, or until February 21, 2012, to regain compliance; and (iii) the Company has not regained compliance and the Company’s failure to regain compliance serves as an additional basis for delisting. The Letter further states that, unless the Company requests an appeal of the Staff’s determination to delist, trading in the Company’s common stock will be suspended at the opening of business on March 5, 2012, and a Form 25-NSE will be filed with the Securities and Exchange Commission (“SEC”) which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

The Company will not request an appeal.

Finally, the Letter states that, if the Company does not appeal the Staff’s determination to delist: (i) the Company’s securities will not be immediately eligible to trade on the OTC Bulletin Board or in the “Pink Sheets”; (ii) the Company’s securities may become eligible if a market maker makes application to register in and quote the securities in accordance with SEC Rule 15c2-11 and such application (a Form 211) is cleared; and (iii) only a market maker, and not the Company, may file a Form 211.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 2, 2012

CYBERDEFENDER CORPORATION

By:	/s/ Kevin Harris
Kevin Harris, Interim Chief Executive Officer and Chief Financial Officer